UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 11, 2024

METHODE ELECTRONICS, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-33731	36-2090085
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8750 West Bryn Mawr Avenue
Chicago, Illinois		60631-3518
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (708) 867-6777

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.50 Par Value	MEI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 11, 2024, Methode Electronics, Inc. (“Methode” or the “Company”) entered into a Settlement Agreement with its former Director and Chief Executive Officer, Avinash Avula (the “Settlement Agreement”) in order to resolve, among other things, certain disputes between the parties following Mr. Avula’s separation from employment on May 1, 2024. In connection with the Settlement Agreement, the Company will pay Mr. Avula a lump sum of $650,000 in full satisfaction of any and all claims of Mr. Avula in connection with his employment. The Settlement Agreement included a mutual release of any claims either the Company or Mr. Avula may have against the other through the date of the Settlement Agreement, subject to limited exceptions. In connection with the Settlement Agreement, Mr. Avula and the Company agreed to dismiss with prejudice certain litigation and arbitration proceedings between the parties concerning Mr. Avula’s employment relationship with the Company.

The foregoing is a summary description of certain terms of the Settlement Agreement and does not purport to be complete, and it is qualified in its entirety by reference to the full text of the Settlement Agreement, a copy of which will be subsequently filed with the Securities and Exchange Commission.

Item 9.01 Financial Statements and Exhibits.

d)
Exhibits:

Exhibit Number	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Methode Electronics, Inc.

Date:	November 15, 2024	By:	/s/ Laura Kowalchik
Laura Kowalchik Chief Financial Officer